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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

Coloconnection, a Florida corporation
NAP of the Americas, Inc., a Florida corporation
Park West Telecommunications Investors, Inc., a Florida corporation (1) TECOTA Services Corp., a Delaware corporation (2)(3)
Terremark MedNAP, Inc., a Florida corporation
Terremark Trademark Holdings, Inc., a Nevada corporation
TerreNAP Data Centers, Inc., a Florida corporation (4)
TerreNAP Services, Inc., a Florida corporation (5)


(1) Park West Telecommunications Investors, Inc. is a significant shareholder or owns a significant interest in:
            Technology Center of the Americas, Inc., a Florida corporation (7) Technology Center of the Americas, Ltd., a Florida limited partnership

(2)   TECOTA Services Corp. is the sole shareholder of:
            T-Rex Miami, LLC, a Delaware limited liability company

(3)   TECOTA Services Corp. is a minority shareholder of:
            Technology Center of the Americas, LLC, a Delaware limited liability corporation

(4)   TerreNAP Data Centers, Inc., is the sole shareholder of:
            Spectrum Telecommunications Corp., a Delaware corporation (6) Terremark Asia Company, Ltd., a Bermuda corporation (8) Terremark Latin America, Inc., a Florida corporation (9)(10)

(5)   Terremark NAP Services, Inc. is the sole shareholder of:
            Terremark Financial Services, Inc., a Florida corporation Terremark Fortune House #1, Inc., a Florida corporation Terremark Management Services, Inc., a Florida corporation Terremark Realty, Inc., a Florida corporation
            Terremark Technology Contractors, Inc., a Florida corporation

(6)   Spectrum Telecommunications Corp. is the sole shareholder of:
            Terremark Americas Group, a Delaware corporation

(7)   Technology Center of the Americas, Inc. owns a minority interest in:
            Technology Center of the Americas, Ltd., a Florida limited partnership
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(8)   Terremark Asia Company, Ltd., a Bermuda corporation, is the sole shareholder of:
            Asia Connect, Ltd., a Bermuda corporation
            TerreNAP Data Centers (China), Ltd., a Bermuda corporation

(9)   Terremark Latin America, Inc. is a majority shareholder of:
            Terremark Latin America de Argentina, SA, an Argentine corporation Terremark Latin America (Brasil) Ltda, a Brazil corporation Terremark Latin America de Mexico, SA de CV, a Mexican corporation

(10)  Terremark Latin America, Inc. is a minority shareholder of:
            Terremark do Brasil Ltda, a Brazil corporation (11)

(11) Terremark Latin America (Brasil) Ltda, a Brazil corporation, is a majority shareholder of:
            Terremark do Brasil Ltda, a Brazil corporation

*     Terremark Worldwide, Inc. owns a minority shareholder interest in:
            Terremark Latin America de Argentina, SA, an Argentine corporation Terremark Latin America (Brasil) Ltda, a Brazil corporation Terremark Latin America de Mexico, SA de CV, a Mexican corporation